EXHIBIT 10.18

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into as of February 3, 2009 by and between TorreyPines Therapeutics, Inc. (the “Parent”), Parent’s subsidiary, TPTX, Inc. (“TPTX”) and EVELYN GRAHAM (“Executive”). As used in this Amendment, references to the “Company” shall include the Parent and TPTX, as appropriate. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Agreement (as defined below).

RECITALS

WHEREAS, the Company and Executive previously entered into that certain Amended and Restated Employment Agreement dated as of September 1, 2008 (the “Agreement”); and

WHEREAS, the parties desires to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration for the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

AMENDMENT

1. Section 4.4.2.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“The Company shall continue to pay the Executive’s base salary during the period following the termination or resignation of the Executive for a period equal to twelve (12) months (the “Compensation Severance Period”). Such severance payments shall be subject to standard deductions and withholdings and paid in accordance with the Company’s regular payroll policies and practices. For purposes of calculating the amount to be paid pursuant this Section 4.4.2.1, the Company shall use the Executive’s base salary in effect on the date of such termination or resignation, but determined prior to any reduction in base salary that would permit the Executive to voluntarily resign for Good Reason pursuant to Section 4.5.3(iii).”

2. Except as modified by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

1.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO EMPLOYMENT AGREEMENT as of the date set forth in the first paragraph hereof.

TORREYPINES THERAPEUTICS, INC.:		CRAIG JOHNSON

By:	/s/ Steven B. Ratoff	By:	/s/ Evelyn Graham
	Steven B. Ratoff		Evelyn Graham
	Chairman of the Compensation		Chief Executive Officer
Committee of the Board of Directors of
TorreyPines Therapeutics, Inc.

[SIGNATURE PAGE TO AMENDMENT TO EMPLOYMENT AGREEMENT]